UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

001-37929 (Commission File No.)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7th Floor 50 Broadway London SW1H 0DB United Kingdom (Address of principal executive offices)	Not Applicable (Zip Code)

Registrant’s telephone number, including area code: +44 207 400 3351

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, Myovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda (“Myovant” or the “Company”), entered into an Agreement and Plan of Merger, dated as of October 23, 2022 (the “Merger Agreement”), by and among the Company, Sumitovant Biopharma Ltd., a Bermuda exempted company limited by shares (“Sumitovant”), Zeus Sciences Ltd., a Bermuda exempted company limited by shares and wholly owned subsidiary of Sumitovant (“Merger Sub”), and, solely with respect to Article IX and Annex A of the Merger Agreement, Sumitomo Pharma Co., Ltd., a company organized under the laws of Japan (“Sumitomo”), providing for the acquisition by Sumitovant of all outstanding common shares of Myovant, par value US$0.000017727 per share (the “Common Shares”), not already owned by Sumitovant. Pursuant to the Merger Agreement, on March 10, 2023, such acquisition was completed and Merger Sub merged with and into the Company (the “Merger”), with Myovant surviving the Merger as a wholly owned subsidiary of Sumitovant (the “Surviving Company”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of the Merger

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) on March 10, 2023: (i) each Common Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined below), Sumitovant Owned Shares (as defined below) and Dissenting Shares (as defined below)) was cancelled and converted into the right to receive $27.00 per share in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”); (ii) any Common Share owned by Myovant or any direct or indirect wholly owned subsidiary of Myovant (each, an “Excluded Share”) as of immediately prior to the Effective Time was cancelled, was no longer outstanding and automatically ceased to exist and no consideration was delivered in exchange therefor; (iii) each Common Share that was beneficially owned by Sumitovant as of immediately prior to the Effective Time (each, a “Sumitovant Owned Share”) remained outstanding and constituted a fully paid and nonassessable common share of the Surviving Company; (iv) each Common Share held by a holder who, as of the Effective Time, did not vote in favor of the Merger and complied with certain procedures specified in the Merger Agreement (each, a “Dissenting Share”), was automatically cancelled and the holder thereof will have the right to receive the Per Share Merger Consideration and, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda is greater than the Per Share Merger Consideration, the difference between such appraised fair value and the Per Share Merger Consideration; and (v) each common share, par value $0.000017727 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time remained outstanding and constituted a fully paid and nonassessable common share of the Surviving Company.

In addition, immediately prior to the Effective Time, each Myovant equity award was generally cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) as follows: (i) each option to purchase Common Shares that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, and that had an exercise price per Common Share that was less than the Per Share Merger Consideration, was cancelled and converted into the right to receive a cash payment for each Common Share subject to such option equal to the difference between the Per Share Merger Consideration and the per share exercise price of such option; provided that each option to purchase Common Shares that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, and that had an exercise price per Common Share that was equal to or greater than the Per Share Merger Consideration was cancelled without payment; (ii) each then-outstanding time-based restricted share unit (each, a “Myovant RSU”), except for certain Myovant RSUs granted to non-executive directors as described in clause (iii) that had not been settled in Common Shares prior to the Effective Time, was cancelled and converted into the right to receive, in respect of each such Myovant RSU, a cash payment equal to the Per Share Merger Consideration multiplied by the number of Common Shares subject to such Myovant RSU immediately prior to the Effective Time; (iii) each Myovant RSU that was granted on October 26, 2022 to certain non-executive directors vested pro-rata in accordance with their terms was cancelled and converted into the right to receive, in respect of each such vested Myovant RSU, a cash payment equal to the Per Share Merger Consideration multiplied by the number of Common Shares subject to such vested Myovant RSU immediately prior to the Effective Time, and each remaining unvested Myovant RSU granted on October 26, 2022 was cancelled without payment as of the Effective Time; and (iv) each then-outstanding restricted share unit subject to performance-based vesting conditions (each, a “Myovant PSU”) that had not been settled in Common Shares prior to the Effective Time was cancelled and converted into the right to receive, in respect of each such Myovant PSU, a cash payment equal to the Per Share Merger Consideration multiplied by the number of Common Shares subject to such Myovant PSU (deeming performance goals as being satisfied) immediately prior to the Effective Time.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2022, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

As a result of the Merger, the Common Shares have ceased to trade on the New York Stock Exchange (the “NYSE”) prior to market open on March 10, 2023 and became eligible for delisting from the NYSE and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Myovant has requested that the NYSE file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 with the SEC to delist the Common Shares from the NYSE. After the Form 25 becomes effective, Myovant plans to file a Form 15 with the SEC to terminate the registration of the Common Shares under the Exchange Act and suspend its reporting obligations with the SEC.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the consummation of the Merger and at the Effective Time, holders of Common Shares immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Per Share Merger Consideration and other than their appraisal rights, if applicable) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, Sumitovant acquired all of the outstanding shares of the Company not already held by it and the Company became a wholly owned subsidiary of Sumitovant. The total transaction value was approximately $1.7 billion, without taking into account any exercise of appraisal rights. Sumitovant funded the Merger with a combination of proceeds from debt financing and cash on hand of Sumitomo. The disclosures included or incorporated by reference into this Item 5.01 does not constitute an admission or acknowledgment by the Company that the Merger constitutes a change in control for any purpose.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. In connection with the Merger and in accordance with the Merger Agreement, effective as of, and immediately following the Effective Time, all of the members of the board of directors of the Company (consisting of Terrie Curran, Mark Guinan, Adele Gulfo, Shigeyuki Nishinaka, David Marek, Myrtle Potter and Nancy Valente, M.D.) ceased to be directors of the Company, and were replaced with members of the board of directors of Merger Sub (consisting of Adele Gulfo, Myrtle Potter and Shigeyuki Nishinaka). Each of Mses. Gulfo and Potter and Mr. Nishinaka will serve on the board of directors of the Company until each of their respective successors are duly elected and qualified in accordance with applicable law or until their earlier death, resignation or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the memorandum of association of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in substantially the form of the memorandum of association of Merger Sub as in effect immediately prior to the Effective Time (the “Memorandum of Association”). In addition, at the Effective Time, the fifth amended and restated bye-laws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the amended and restated bye-laws of Merger Sub as in effect immediately prior to the Effective Time (the “Amended and Restated Bye-Laws”). Copies of the Memorandum of Association and the Amended and Restated Bye-Laws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On March 10, 2023, the Company, Sumitovant and Sumitomo issued a joint press release announcing the consummation of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2022, by and among Sumitovant Biopharma Ltd., Zeus Sciences Ltd., Myovant Sciences Ltd., and, solely with respect to Article IX and Annex A, Sumitomo Pharma Co., Ltd. (incorporated herein by reference to Exhibit 2.1 of Myovant Sciences Ltd.’s Current Report on Form 8-K filed with the SEC on October 24, 2022).

3.1	Memorandum of Association of Myovant Sciences Ltd.

3.2	Amended and Restated Bye-Laws of Myovant Sciences Ltd.

99.1	Joint Press Release of Sumitomo Pharma Co., Ltd., Sumitovant Biopharma Ltd. and Myovant Sciences Ltd. issued March 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2023

MYOVANT SCIENCES LTD.

By:	/s/ Matthew Lang
	Name:	Matthew Lang
	Title:	General Counsel and Corporate Secretary

5